Exhibit 99.2

Global Blood Therapeutics Prices a $150.0 Million Common Stock Public Offering

SOUTH SAN FRANCISCO, Calif., Dec. 07, 2018 — Global Blood Therapeutics, Inc. (GBT) (Nasdaq: GBT), a clinical-stage biopharmaceutical company determined to discover, develop and deliver innovative treatments that provide hope to underserved patient communities, today announced the pricing of its underwritten public offering of its common stock for gross proceeds of approximately $150.0 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by GBT. The offering is expected to close on or about December 11, 2018, subject to customary closing conditions. In addition, GBT has granted the underwriters a 30-day option to purchase $22.5 million of additional shares of common stock.

Cantor Fitzgerald & Co. is the sole book-running manager for the offering. H.C. Wainwright & Co. is acting as lead manager.

The underwriters may offer the shares from time to time for sale in one or more transactions on The Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. On December 6, 2018, the last sale price of the shares as reported on The Nasdaq Global Select Market was $46.67 per share.

GBT intends to use the net proceeds from the offering and its existing capital resources to fund its clinical development of voxelotor for the treatment of sickle cell disease, including its ongoing clinical studies, as well as preparation for the potential commercial launch of voxelotor, if approved by the U.S. Food and Drug Administration, future clinical trials of voxelotor and other product candidates that GBT may elect to pursue, including inclacumab, its other research and development activities, and for working capital and general corporate purposes. GBT may also use a portion of the net proceeds to in-license, acquire or invest in new business, technology or assets, although it has no material agreements, commitments or understandings in place.

An automatic shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on August 23, 2017 and automatically became effective upon filing. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About GBT

GBT is a clinical-stage biopharmaceutical company determined to discover, develop and deliver innovative treatments that provide hope to underserved patient communities. GBT is developing two therapies for the potential treatment of sickle cell disease, including its late-stage product candidate, voxelotor, as an oral, once-daily therapy.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about GBT’s anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on GBT’s current expectations and actual results could differ materially. Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of voxelotor (previously called GBT440), our ability to implement and complete our clinical development plans for voxelotor and inclacumab, the expected closing of our public offering and the timing of these events, as well as our intended use of proceeds from the offering, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that results of clinical trials may be subject to differing interpretations, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, that drug-related adverse events may be observed in clinical development, and that data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Myesha Lacy (investors)

GBT

650-351-4730

investor@gbt.com

Julie Normart (media)

W20 pure

559-974-3245

media@gbt.com

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